                                                             EXHIBIT (a)(5)(JJ)

                                      A1060

                                                                          Page 1

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MICHIGAN

SIMON PROPERTY GROUP, INC.,  )
and SIMON PROPERTY           )
ACQUISITIONS, INC.,          )   ORIGINAL
              Plaintiffs,    }
                             )
           vs.               ) No. 02-74799
                             )
TAUBMAN CENTERS, INC., A.    )
ALFRED TAUBMAN, ROBERT S.    )
TAUBMAN, LISA A. PAYNE,      )
GRAHAM T. ALLISON, PETER     )
KARMANOS, JR., WILLIAM S.    )
TAUBMAN, ALLAN J. BLOOSTEIN, )
JEROME A. CHAZEN, and S.     )
PARKER GILBERT,              )
                             )
              Defendant.     )
-----------------------------)


                 VIDEOTAPED DEPOSITION OF CHRISTOPHER J. NIEHAUS

                               New York, New York

                            Friday, January 17, 2003


Reported by:
Philip Rizzuti
JOB NO. 144222

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          What was your understanding of what the special committee's mandate was as of March of 1998?

     A. I believe my recollection, which has been prompted by reviewing this engagement letter was to identify, explore and evaluate means to enhance partner and shareholder value.

[BEGINNING OF EXCERPT]

     Q.   Who sat on this special committee?

     A. My recollection is what is on page 142, A. Alfred Taubman, Reed, Dobrowski, Gilbert and Chazen were the members.

[END OF EXCERPT]

     Q. You considered your client to be that committee, that was the committee that you reported to; is that correct?

     A.   That is correct.

          MR. STERN: Object to form. Double question.

          MR. MUNDIYA: Okay.

     Q. Do you know if the Rouse Company had made another proposal around March of 1998?

     A. I believe there was a second letter at some point, I can't recall exactly when that letter was received.

     Q.   But it was sometime in 1998?

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     Q.   Do you have any -- do you have a general recollection on that subject?

          MR. STERN: Objection. Asked and answered.

     A.   I think I have answered that.

[BEGINNING OF EXCERPT]

     Q. Do you have a recollection about the position of the Taubman family on that subject?

     A. I do recollect that their preference was probably not to have a shareholder vote in a transaction.

     Q. That preference not to have a shareholder vote was communicated to you by who?

     A.   I can't recall specifics.

     Q.   Was it through Goldman, Sachs?

     A.   Potentially.

     Q.   Do you recall having a conversation with Mr. Taubman on that subject?

          MR. STERN: By Mr. Taubman --

     Q.   Robert Taubman?

     A.   I can't recall specific conversations.

     Q. But you have a general understanding that the Taubman family's preference was to have a transaction that did not include a shareholder vote?

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     A.   I believe so.

[END OF EXCERPT]

     Q. Do you have an understanding of why the Taubman family did not want a transaction which would include a shareholder vote?

          MR. STERN: Objection on the grounds that it calls for the witness to speculate on someone else's mental state. You can answer it if you know something.

     A. I can't recall specific reasons that they would have mentioned to me or to Morgan Stanley on that topic.

     Q.   Do you recall any discussion of the risk of interlopers?

     A. I believe there was that type of discussion to this process, yes, at some point.

     Q.   What is your recollection on that subject?

     A.   I can't recall specifics on that subject.

     Q. Was that subject, the subject being the risk of interlopers, was that related to the shareholder vote issue?

          MR. STERN: Objection to the form.

     A.   Again, I can't recall specifically to

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be able to clearly answer that question.

     Q. Did you ever hear it said by anybody that a shareholder vote would increase the risk of interlopers?

          MR. SCWHARTZ: Object to the form.

     A. Again, that may have been said. I am struggling with trying to recall any specifics.

[BEGINNING OF EXCERPT]

     Q.   If you could turn to page 876 of this document. There is a question to
MS: If everyone can agree to divvy I think is the word, will GM do it without shareholder vote.

          Do you recall any discussion in this timeframe about the position of GM on the issue of -- on the issue of a shareholder vote.

          MR. STERN: Objection on the timeframe question, there is no timeframe established here yet.

     Q.   I am saying between March and June of 1998?

          MR. STERN: Okay.

     A. I do, I think I recollect that GM's preference would have been to have a shareholder vote.

     Q.   What is the basis for your recollection?

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     A.   Neurons.

[END OF EXCERPT]

          MR. SCWHARTZ: Also axons.

          THE WITNESS: Whatever they are.

     Q.   You don't recall any specific conversation with a GM representative?

     A. Again, I think what I am struggling with is given this was five years ago, it is hard for me to remember specific conversations. So I think the general theme is one that I do recall.

     Q. And that general theme was that GM's preference would have been for a transaction that included a shareholder vote?

     A. What I recall is that GM thought it would be appropriate or better if there was a shareholder vote involved if there were a transaction.

     Q. Could you turn to page 877, at the bottom of the page the words in quotes: We won't endorse plan including interlopers-SH vote.

          Do you see those words?

     A.   I do.

     Q. Do you recall that general theme being expressed in this timeframe about the subject of interlopers and the shareholder vote?

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          MR. MUNDIYA: Five minutes. Off the record.

          THE VIDEOGRAPHER: It is 12:48, we are going off the record. This completes tape number 1, we are going off the record.

          (Recess taken.)

          THE VIDEOGRAPHER: This is tape number 2 of the deposition of Christopher Niehaus. It is 12:54, we are on the record.

[BEGINNING OF EXCERPT]

     Q. You have in front of you what has been marked as Niehaus Exhibit 5, at the top you will see the words analyze rabbit.

     A.   I see them, yes.

     Q. Does this refresh your recollection as to whether the Rouse Company's proposal was being considered at that time?

          MR. STERN: What time?

     Q.   We are still in the summer of 1998?

     A. This doesn't specifically refresh or not refresh, as I said before, I do recall an additional letter was received by Rouse sometime during this timeframe.

     Q.   What was the company's response to the letter received from Rouse?

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     A.   I don't recall the specific response, but since it never got to a negotiated proposal, you know -- I should stop there, I don't recall the specific response. I think it is not of interest.

     Q.   I am sorry, not of interest to the company?

     A.   Let me rephrase that.

          I don't recall that a proposal was made. I recall a letter was received. I don't recall that there was specific negotiations with Rouse.

     Q.   What did the Rouse letter -- strike that.

          Was the Rouse letter a proposal to acquire the stock of Taubman Centers Inc.?

          MR. SCWHARTZ: This is the REIT.

     Q.   The REIT, I am talking about the REIT?

     A. Again, I don't recall specific language. Generally my recollection was that they thought that a combination of the companies would be in the interest of both companies.

     Q. When you talk about the combination of the companies, are you including both the REIT and the TRG partnership; the Taubman REIT and the Taubman TRG partnership?

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     A.   Yes. In that statement, yes.

     Q. It is your understanding that the company had no interest at that time in such a proposal?

     A. My understanding was that the decision was made not to explore in-depth that proposal, or letter I should say.

     Q.   Who made that decision?

     A.   I assume it would have been the directors.

     Q. Was it a decision at the special committee level or was it a decision at the partnership committee level?

     A.   I don't recall which would have made that decision.

     Q.   Would the --

     A. The special committee would report to the board. I don't recall who would have been the body that would have made that decision.

     Q. So it could have been either the board of directors of the REIT or the partnership committee?

          MR. SCWHARTZ: Objection to the form.

          MR. STERN: Objection.

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     A.   It could have been the, I believe, the board of directors of the partnership or the special committee.

     Q. The board of directors of the partnership; are you talking about the TRG partnership or are you talking about the REIT?

     A. Well, I am not purposely trying to make a distinction; you are. The directors were similar people, although sitting on different boards. So I am not trying to make a distinction as to which hat they were wearing or which official organization was the one responding.

     Q. But it is recollection that they decided that it was not in the best interest of the company to pursue at that time?

     A.   I believe so, yes.

     Q.   Do you have any specific or any general -- strike that.

          Do you have any recollection of what the Taubman family's position was with respect to the Rouse letter?

     A. I think my general recollection was that they did not feel a combination with the Rouse company was something that made sense for the

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company.

     Q.   What was GM's position on the Rouse proposal?

     A. I think generally GM wanted to make sure that all options were explored and looked at, but that -- you know, hopefully the best options for the circumstances was the one pursued.

     Q.   Didn't GM want to explore or to further discussions with Rouse?

     A.   I don't recall specifically.

     Q. Did GM or anybody at GM ever express to you an interest in opening negotiations with Rouse?

          MR. STERN: What time period.

     Q.   Same time period, summer of 1998?

          MR. STERN: Okay.

     A. Again, as I said before, I do recall that GM generally wanted to make sure that all options were looked at. I don't recall specifically discussions on, you know, having specific negotiations with Rouse.

     Q.   Was GM more or less enthusiastic about Rouse than the Taubman family?

          MR. SCWHARTZ: Objection to form.

     A.   I do recall that the Taubman family

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felt more strongly why they did not think a combination made sense.

     Q.   More strongly than GM?

     A.   Yes.

[END OF EXCERPT]

     Q. What were the reasons that the Taubman family felt -- what were the reasons that the Taubman family had for not pursuing a transaction or negotiations with Rouse?

          MR. STERN: Objection. He didn't testify the family didn't pursue it.

          MR. MUNDIYA: But he said that the Taubman family felt strongly about not pursuing the Rouse letter. I want to know, if he knows, what the Taubman family's reasons were for their view.

          MR. STERN: I think that is a mischaracterization of the witness' testimony. I think you asked the witness to compare levels of enthusiasm. He said that GM was more enthusiastic. The witness did not testify that the Taubman family decided to pursue negotiations or not pursue negotiations. I think he testified that it was the company at some board level that

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                        A F T E R N O O N   S E S S I O N

                             (Time noted: 1:51 p.m.)

     C H R I S T O P H E R   J.  N I E H A U S,

     resumed and testified as follows:

     EXAMINATION BY (Cont'd.)

     MR. MUNDIYA:

          THE VIDEOGRAPHER: It is 1:51, we are on the record.

     Q. Mr. Niehaus, I am going to mark what we will call Niehaus Exhibit 6, handwritten notes, GS 00892 through 893.

          (Niehaus Exhibit 6, handwritten notes, GS 00892 through 893, marked for identification, as of this date.)

     Q. These are handwritten notes produced to us by Goldman, Sachs, GS 892 through GS 893. Could you take a moment to review these notes, please, Mr. Niehaus.

     A.   Okay.

[BEGINNING OF EXCERPT]

     Q. Mr. Niehaus, we talked earlier about the family's position on the transaction that would not involve a shareholder vote. It was the family's strong position, was it not, that there would be a transaction that did not include a shareholder

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vote?

          MR. SCWHARTZ: Object to the form.

     A. I think I said my recollection was the family preferred not to have a shareholder vote, and I mean my recollection would be it is fair to characterize that they felt somewhat strongly about that position, yes.

     Q. If you go down the middle of this page, Mr. Niehaus, you will see a note which states: Jerry was with us except on shareholder vote. Wayne, two choices: Wachtell plan with shareholder vote and GM will support a status quo. Jerry Chazen and Parker Gilbert with us, except shareholder vote.

          Does this refresh your recollection as to what Jerry Chazen and Parker Gilbert's position was on a transaction involving the shareholder vote?

     A.   A little, yes.

     Q.   How does it refresh your recollection, Mr. Niehaus?

     A. I think on the topic of shareholder vote, which was obviously one of the many topics that were discussed, that the -- I think that the

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independents had a preference to have a shareholder vote in this transaction. In that transaction.

     Q.   And that preference was also a strong preference, was it not?

     A.   I don't know if I could recall that.

     Q.   But it was a preference nevertheless?

     A.   Yes.

          MR. STERN: Asked and answered.

     A.   I believe so.

     Q. When you talk about the independents, you are talking about Jerry Chazen and Parker Gilbert?

     A.   Yes.

[END OF EXCERPT]

     Q. Claude Ballard, who was referred to here with a note, way on our side, who was Claude Ballard?

     A.   I believe he was a board member, he was not on the special committee.

     Q.   But he was not an independent, right?

          MR. CRUSE: Objection to form.

     A. I believe Claude Ballard would be characterized as a -- would have been characterized as an independent director.

     Q.   But was he in your view in fact

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[BEGINNING OF EXCERPT]

     Q.   Was Claude Ballard affiliated in 1998 with Goldman, Sachs?

     A. Claude Ballard had been a partner of Goldman, Sachs. I don't recall if he was still a limited partner or not, he potentially could have been a limited partner.

[END OF EXCERPT]

     Q.   What about Graham Allison, did you know who Graham Allison was?

     A.   Yes, he was a director of the company.

     Q. It says here that he was aligned with dad. Does this refresh your recollection as to how Graham Allison felt about the transaction?

     A.   No.

     Q.   Let's go to Niehaus Exhibit 7, handwritten notes, GS 00899 through
901.

          (Niehaus Exhibit 7, handwritten notes, GS 00899 through 901, marked for identification, as of this date.)

     Q. For the record, these are handwritten notes, Bates numbered GS 899 through 901, produced from the files of Goldman, Sachs.

          Mr. Niehaus, could you turn to page GS 900, which is the second page of the notes.

     A.   Yes.

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description of the fairness opinion fairly summarize what was subsequently issued on August 17, 1998?

     A. I believe that the letter, as it always does, stands on it's own, the August 17 letter.

     Q. The fairness opinion talks about fairness from a financial point of view. Do you see that, the last paragraph of the fairness opinion?

     A.   Yes.

     Q. What is your understanding of the term fair from a financial point of view?

     A. That the transaction in it's totality is fair, as it says, from a financial point of view of the partners of the partnership. I don't know what other synonyms to use for financial, but I think that is the most descriptive word and that is why we use it, we believe that it is, from the financial point of view of the partners.

[BEGINNING OF EXCERPT]

     Q. What financial analysis did Morgan Stanley do on the preferred stock that was issued to the Taubman family?

     A.   I don't recall that we would have done any financial analysis.

[END OF EXCERPT]

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     Q.   So it is your testimony then that the fairness opinion did address the fairness of the preferred stock to the Taubman family?

          MR. STERN: Objection.

     A.   That is not my testimony.

          MR. STERN: His statement and testimony has been clear on the point.

[BEGINNING OF EXCERPT]

     Q. When you testified earlier that the preferred stock was not separately carved out, what did you mean by that; what did you mean by the terms was not separately carved out?

     A. Sometimes in fairness opinions there are specific language on specific terms that address that. That language does not, is not contained in this letter and therefore it was not specifically addressed in this letter.

     Q. I see. So the preferred stock on the corporate governance changes are not specifically addressed in the fairness opinion letter, is that what you of saying?

     A. I think what I said they are not carved out, so they are not, there is not a sub bullet or however you want to phrase it in the fairness opinion letter.

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     Q.   Do you recall or were there any discussions with anybody concerning the subject of whether the fairness opinion by Morgan Stanley would address the fairness from a financial point of view or otherwise, of the preferred stock that was issued to the Taubman family?

     A.   I don't recall.

     Q.   You don't recall one way or the other?

     A.   One way or another, right.

     Q. Do you recall any discussions with anybody about, on the subject of whether the fairness opinion issued by Morgan Stanley would address the fairness from a financial point of view or otherwise, of the corporate governance changes that were ultimately executed?

     A. Again, restating my words, I do recall governance was a topic that was discussed. It is my belief it would have been in these documents referenced. That being said, I at this point can't recall or recollect specific discussions tying that to the fairness opinion.

[END OF EXCERPT]

     Q. Was this fairness opinion intended for the benefit of shareholders of the REIT?

     A.   I believe it states that it was, it runs

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knowledge?

     A. The general concept of proportionate vote was discussed. The actual mechanics of how that was implemented was not something that I really recall us or Morgan Stanley being involved with.

     Q. You just talked about a proportionate vote. What do you mean by a proportionate vote?

     A. That the unit holders of the operating partnership would be allowed to vote on matters of the enterprise and totality based on their proportionate ownership. Whether it be in units or stock.

[BEGINNING OF EXCERPT]

     Q. What discussion was there of the power of the Taubman family to be able to block transactions at the REIT level?

     A. Again I think that the -- my recollection was that the focus was more on the principle of proportionate vote. You know, I do recall, and I don't recall specifics, what the consequences of that would be given various different transactions, including the redemption.

     Q. Was there discussion of the consequences of the issuance of the preferred stock that the

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                                     Niehaus

Taubman family -- were the consequences discussed at the special committee level?

     A. I think governance was clearly discussed at the special committee level. And as such broader rights, whatever, of the different ones, I don't recall specific discussions on the consequences of the preferred stock.

     Q. What about discussions concerning the Taubman family's ability to block or veto transactions at the operating partnership level, do you recall any discussion on that subject, at the special committee level?

     A. Again, generally I recall discussions on the rights and abilities of the partners to the partnership in the existing company, as well as under proposed changes, which would have included I believe, I recall items such as what you just stated.

[END OF EXCERPT]

     Q. Was the Taubman family's consent required for the GM transaction to go forward?

     A. I believe to change the partnership agreement the family as a party to that partnership agreement needed to be a party to that.

     Q.   So it is your testimony here today that

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     Q.   Was there any discussion at the special committee level on whether the
GM transaction could have been effectuated without any changes to the corporate governance?

     A. Again, as I think I said before, I think it was an objective of the special committee to improve corporate governance. But I don't recall specifically if there were, you know, a specific discussion as you just out lined.

[BEGINNING OF EXCERPT]

     Q. Could corporate governance as you understand that term, been improved without issuance of the series B preferred stock?

     A.   Perhaps.

     Q.   But you don't recall any discussion on that subject?

     A.   I have no recollection of series B.

[END OF EXCERPT]

          MR. MUNDIYA: Let's take a break. Off the record.

          THE VIDEOGRAPHER: It is 2:53, we are going off the record.

          (Recess taken.)

          THE VIDEOGRAPHER: It is 3:02, we are on the record.

          MR. MUNDIYA: Would you mark this

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     A.   I have never seen the note before.

     Q. But this note does not refresh your recollection that such a conversation or discussion occurred with Mr. Taubman?

     A. Again, I think as I previously said, I think I had and would have had a number of discussions with Mr. Taubman. Both in these special committee and elsewhere, but this doesn't refresh, this specific form, no.

     Q.   When you say Mr. Taubman, you are talking about Bobby Taubman?

     A.   In reference to your sentence here, according to these notes, yes.

[BEGINNING OF EXCERPT]

     Q.   Who was the special committee composed of?

     A.   I believe I answered that earlier in the testimony.

     Q.   Was it -- was Bobby Taubman on the committee?

     A.   Bobby Taubman was not one of the five committee members.

     Q. So your communications with Bob Taubman were in his capacity as management?

     A.   Again, I prefer not to make

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distinctions, Bob Taubman was allowed to go to the special committee meetings as a member of the manager, yes. But I am not going to try to slice the onion on what hat he was wearing in different conversations I had with him.

     Q.   But he was wearing several different hats?

     A.   Apparently, yes.

[END OF EXCERPT]

     Q. Mr. Niehaus, what was GM's position on the governance issue, on the governance changes that were ultimately approved in this transaction?

     A. You know, again, I don't recall specific views on different points, but I do recall that the transaction which included the governance changes was voted for unanimously, of which GM would have cast their vote for it.

     Q. Do you recall any discussion in the summer of 1998 to the effect that GM had a problem with the governance issues?

     A. Again, not specifically. I do think governance was a part of the transaction and would have received discussion with the objective to try to incorporate an improvement in governance and any transaction.

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Bill Taubman is a director and I did have a brief station, he came to a cocktail party we had, I think after the announcement, so just to clarify my previous statement.

     Q.   Did you talk to Mr. Billy Taubman about the Simon offer?

     A.   Generally.

     Q.   What was discussed in that Conversation?

     A. We were in a cocktail party setting with others there, so I think -- anyway, just generally what was happening in the transaction that he felt comfortable talking about.

[BEGINNING OF EXCERPT]

     Q.   What role did Cameron Clough play in this transaction?

     A. He was one of the team members. He would have worked with me and Karen on all aspects of the transaction.

     Q.   Who was the head of the team?

     A.   Probably Karen and I jointly probably is the right way to phrase this.

     Q.   So Cameron would report to both of you?

     A.   Yes.

[END OF EXCERPT]

          MR. STERN: Are you done with your answer.

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     Q.   Do you know if Jeffrey Miro has acted as counsel to Al Taubman individually?

     A.   I don't know that specifically, whether he has acted as counsel.

[BEGINNING OF EXCERPT]

     Q. We don't have to mark this, I want to direct your attention to one line.

          For the record, I am handing Mr. Niehaus a document which is collectively marked S 1120 through S 1217, and I represent to you, Mr. Niehaus, that this is a form 8-K filed by Taubman Centers Inc. Please direct your attention to page S 1122, which is the third page in. Take a look at the line that begins with the words additionally --

     A.   Which paragraph?

     Q. Second paragraph, additionally, TCO became obligated to issue to the partners in TRG, other than TCO, and then it goes on to describe the series B preferred stock. Do you see that line?

     A.   I do see it, yes.

     Q.   Do you know what the source of that obligation was, Mr. Niehaus?

     A.   Certainly not in a legal sense.

     Q.   In any sense?

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                                     Niehaus

     A. I believe the issuance of the series B was part of the governance changes. So I presume that that means that it was part of that revised governance structure.

     Q. Other than that you have no independent knowledge of the source of the obligation to issue the series B preferred stock?

     A.   I do not.

[END OF EXCERPT]

          MR. MUNDIYA: I have no further questions of this witness.

          MS. HIRSH: No questions.

          MR. SCWHARTZ: Just a very small amount of questions about a couple of things.

EXAMINATION BY

MR. SCHWARTZ:

     Q. Reference was made just a moment ago I think to a John Marzulli. I think you testified earlier that he was a Shearman & Sterling person; is that correct?

     A.   That is correct.

     Q.   What was Shearman & Sterling's role in this transaction?

     A.   They were counsel to Morgan Stanley.

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